UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

November 30, 2020

McCormick & Co Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 Schilling Road	Suite 1
Hunt Valley	Maryland	21031
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:

410	771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2020, the registrant provided a grant of performance stock options (the “Performance Options”) under the McCormick & Company, Incorporated 2013 Omnibus Incentive Plan to approximately 57 company executives, including the Registrant’s named executive officers. The numbers of Performance Options granted to the named executive officers are as follows (the following are adjusted for the Registrant’s two-for-one stock split which became effective December 1, 2020):

Lawrence Kurzius (Chairman, President & CEO)	532,198 options
Michael Smith (Executive Vice President & CFO)	234,168 options
Brendan Foley (President, Global Consumer, Americas and Asia)	234,168 options
Malcolm Swift (President, Global Flavor Solutions, EMEA, and Chief Administrative Officer)	159,660 options
Jeffery Schwartz (Vice President, General Counsel & Secretary)	159,660 options

The Performance Options will vest following the third anniversary of the grant date and will be exercisable only as follows: (i) 1/3 of the Performance Options will become exercisable if the price of the Registrant’s common stock non-voting has increased by 60% from the closing price on the grant date, (ii) 1/3 of the Performance Options will become exercisable if the price of the Registrant’s common stock non-voting has increased by 80% from the closing price on the grant date, and (iii) 1/3 of the Performance Options will become exercisable if the price of the Registrant’s common stock non-voting has increased by 100% from the closing price on the grant date (collectively, the “Performance Requirements”). If the Performance Requirements are not met by the fifth anniversary of the grant date, the Performance Options will be forfeited.
The Compensation Committee of the Board (the “Committee”), in consultation with its independent compensation consultant, recommended, and the independent members of the Board approved, these Performance Options following consideration of a number of factors. The Performance Requirements are considered to be significantly difficult to achieve, there would be a material increase in shareholder value that would accompany the satisfaction of the Performance Requirements, and the Performance Options will have no value to the recipients if the Performance Requirements are not met. Further, the Committee and Board believe that the Performance Requirements provide appropriate incentives for those executives of the Registrant with the most ability to influence the Registrant’s success.

The Performance Options are reflected in a Stock Option Agreement between the Registrant and each recipient executive. This description of the Performance Options is qualified in its entirety by reference to the form of Stock Option Agreement filed as an Exhibit to this Report, which is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Form of Stock Option Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: December 3, 2020	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary